0 Dahlman Rose & Co. Global Transportation Conference September 6, 2012

Safe Harbor Statement Except for historical information contained herein, the matters discussed in this presentation contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services, the cost and timing associated with the modification of Boeing 767 and 757 aircraft, the availability and costs to acquire used passenger aircraft for freighter conversion, ABX Air’s ability to maintain on-time service and control costs under its operating agreement with DHL, and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this presentation and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this presentation. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes. 1

2 ATSG Strategy 767 freighter dry leases with the differentiated ability to provide a wide range of complementary services generating incremental returns Dry Leasing ACMI / CMI Support Services Foundation of ATSG’s economic model – all other aircraft-related services generate incremental returns  Aircraft are leased out of Cargo Aircraft Management (CAM) subsidiary  ATSG subsidiary airlines pay market rates and compete with third party companies for access to assets  Dry leases typically have minimum term of 5-7 years and require the assumption of operating risk by the customer We will crew, maintain and insure our aircraft types for incremental (CMI) or package (A+CMI) price  Three of ATSG’s subsidiaries provide ACMI services for cargo transport companies  Customer accepts fuel-price risk  Assuming market lease rates for aircraft, ACMI business is priced to generate incremental operating returns  CMI services available for customer owned/leased aircraft – incremental return without capital investment Additional services complement ACMI and leasing, provide incremental operating returns with minimal capital requirements  Maintenance, Repair, and Overhaul (MRO) subsidiary provides full service maintenance operations to ATSG subsidiaries and third party customers  Also provide other services such as freight sorting and logistics services; facilities management and equipment sales and leasing

3 ATSG Business Model Purchase Modify Deploy Operate/Support  Focus on the Boeing 767 with expertise in sourcing and assessing assets  More than 500 potential 767 conversion candidates  Feedstock expected to increase as Boeing 787 deliveries accelerate  Purchase price must be consistent with +10% unlevered ROIC criteria, limit asset value risk  Prefer multi-aircraft purchases from operators with solid reputations for quality aircraft  Secure slots with principal 767 modification provider IAI  Maintain steady supply to conversion lines, diminishing competitive threats/access  Upgrade avionics  Loading systems provide for seamless container transfer to larger Boeing 747s & 777s  Modified aircraft receives airframe heavy maintenance via ATSG MRO subsidiary  Best-available risk- adjusted ROI  Balance of short and long-term commitments  Foundation of long-term, predictable, low-risk dry leases  Assessment includes: – growth potential, financial condition of customer – presence in global growth markets – customer concentration – opportunity to provide value-added services  Crew, maintenance and insurance (CMI) for fleet aircraft and third-party customers  Full-service maintenance repair & overhaul (MRO) expertise  Access to power-by-hour & spare parts support agreements  Network flight operations management for third parties

4 Transformation Drives Earnings Growth ATSG’s business model has yielded solid financial performance since restructuring in 2010, with future growth potential driven by deployment of incremental 767 freighters Adjusted EBITDA and Margin1 1.Adjusted EBITDA from continuing operations. Margin percentages net of fuel and other reimbursed expenses. See Reconciliations to GAAP Pre-tax Earnings and GAAP Net Income. Pre-Restructuring New Business Model ($ in millions)

5 ATSG Investment Strategy 767 freighter fleet yields unlevered base ROICs above 10%; incremental return potential driven by complementary services Base Dry Lease Only (A) Dry Lease + Crew + Maint. (A+CMI) Dry Lease + Maintenance (A+M) Projected Dry Lease EBIT Incremental EBIT to Dry Lease Only Total Unlevered ROIC $77 - 83 - - $77 - 83 $77 - 83 $4 - 16 $16 - 19 Note: Illustration based on current average investment costs to acquire & convert comparable 767 passenger aircraft to freighter configuration. Cost to acquire and convert ATSG’s owned and in-service 767 freighter fleet (thirty-six 200s and four 300s) at current market prices: approximately $750 million. ($ in millions) ATSG 767 Freighter Fleet Return Opportunities or or 12.5 - 13.5% 10.8 - 13.1% 10.3 - 11.0%

6 First Half Financials Second Quarter First Half ($s in millions) 2012 2011 2012 2011 Revenues: CAM Leasing Segment $ 38.1 $ 32.7 $ 75.9 $ 64.9 ACMI Services Segment Airline services 101.3 115.1 197.6 217.5 Reimbursables 20.4 49.7 37.2 93.9 Other Activities 26.7 25.5 55.1 50.9 Eliminations (32.9) (29.9) (66.7) (59.0) Total Revenues $ 153.6 $ 193.1 $ 299.1 $ 368.2 Adj. Pre-tax Earnings1: CAM Leasing Segment $ 16.7 $ 13.6 $ 33.5 $ 27.1 ACMI Services Segment (1.6) 4.6 (9.8) 2.1 Other Activities 3.2 1.7 5.2 3.3 Net unallocated interest (0.3) (0.6) (0.6) (1.8) Adj. Pre-tax Earnings1 $ 18.0 $ 19.3 $ 28.3 $ 30.7 Adj. Pre-tax Margin 13.5% 13.5% 10.8% 11.2% 1. Adjusted Pre-tax Earnings are from continuing operations. Margin percentages are net of fuel and other reimbursed expenses. See Non-GAAP Reconciliation Statement at end of this presentation for reconciliation to GAAP Pre-tax Earnings from Continuing Operations.

7 $113.4 $135.8 $158.9 ~$155 ~$180 2009 2010 2011 2012E 2013E Capital Base to Support Growth Strong Adjusted EBITDA generation, moderate financial leverage and minimal off-balance sheet liabilities provide capacity for further growth Debt Obligations / Adjusted EBITDA1 1.Adjusted EBITDA is from Continuing Operations. Debt Obligations are as of end of year. See Non-GAAP Reconciliation Statement for Adjusted EBITDA from Continuing Operations, Debt Obligations/Adjusted EBITDA reconciliation for reported years. Adjusted EBITDA1 Less Maintenance Capex (in millions) 3.2x 2.7x 1.8x 1.9x 2.1x 2008 2009 2010 2011 2012E

8 Unrivaled Leader in ACMI Medium Wide-body 32 2 2 11 3 1 12 5 4 5 32 4 2 1 3 0 5 10 15 20 25 30 35 40 Global Sources of Medium Wide-body Freighters - ACMI Basis (number of aircraft by type, as of March 2012) 1. Includes, as of March 2012, 767 freighter aircraft operated by ATSG airlines ABX Air and Air Transport International, including 13 dry-leased to DHL through 2017 but operated by ATSG airline under CMI agreement, and 767s dry-leased from other entities. 2. 767-200F aircraft operated by these carriers are owned by ATSG’s Cargo Aircraft Management subsidiary and provided under long-term dry leases. Source: Air Cargo Management Group Boeing 767-200F Boeing 767-300F Airbus A300-600F Airbus A300-B4F Airbus A310-300F

9 Current 767 Freighter Deployments 21 External Leases 19 Internal Leases (ACMI) 13 DHL - U.S. Seven-year leases running thru 2017-18 Piloted by ABX Air crews under CMI agreement 6 ATI Geographic Distribution 13 ABX Air 8 Other External 3 Amerijet thru 2017-18 2 CargoJet thru 2015 2 RIO thru 2016 1 FirstAir thru 2015 40 CAM-Owned 767Fs in Service 4 leased from DHL; ABX operates them in U.S. under CMI agreement 2 leased 767-300s in ACMI service Deployment Targets: 1 in 3Q 2012 2 in 4Q 2012 Note: Reflects deployments as of Sept. 1, 2012 7 in Latin America 3 in Europe 1 in Far East 4 in Middle East 4 in North America 767-200 767-300 6 Leased From Others 3 CAM-Owned 767-300s in Mod

ATSG's Global Opportunities

Projected Long-Term Annual Demand Growth

(Fastest Growing Regions, 2009-2029)



Intra China 9.2%
Intra Asia 7.9%
Asia-N. America 6.7%
Europe-Asia 6.6%
S. Asia-Europe 6.5%
Europe-Mideast 6.0%
L. Amer.-N. Amer. 5.7%
Europe-L. Amer. 5.6%
Europe-Africa 5.1%
Europe-N. Amer. 4.2%
Intra-Europe 3.6%
Intra-N. Amer. 3.0%
ATSG Target Markets
Large Freighter Markets

Source: Boeing World Air Cargo Forecast

ATSG's Current Opportunities

Intra Asia
- Rapid economic growth
- Manufacturing moving inland China and to Emerging Markets, i.e. Vietnam, Thailand
- China becoming consumer nation, to/from China
- Ideal 767 range/payload fit as feeder aircraft

Middle East
- Strong growth
- Aging, unreliable Airbus fleets due for replacement

Americas
- Strong growth
- ATSG has Miami hub
- Ideal 767 range/payload fit for north-south routes

Dry Lease Only

Large Domestic Growth
- Intra-China
- Intra-Brazil
- Intra-India

ATSG℠

10

11 New Combi Award Supports 757 Investment 757 combi vs. DC-8 combi  34% lower fuel burn  42 seats vs. 32 seats  Same number of cargo pallet positions Two year award, through September 2014  First 757-200 combi to complete modification later this year  Award supports four combis, with conversion to all-757 combi fleet by second quarter of 2013  Helps ATSG focus on 767s, 757s with common type ratings, simplifies fleet management and crew training

12 2012 Outlook 2012 Target: Adjusted EBITDA from continuing operations of ~$170 million  Reorganization costs, delayed customer commitments affecting 2012 results  ATSG subsidiaries CCIA and ATI to merge by year-end, bringing $4.5 million in annualized expense savings from synergies starting in 2013  Guidance also impacted by:  $7 million incremental non-cash pension expense in 2012 ($1.3 million in discontinued operations) due to lower discount rates and investment earnings  Increased maintenance costs due to tighter supplies of 767-200 engine parts Aircraft deployments though the end of 2012  One 767-300 in Latin America and one 767-300 in Asia  A second 767-300 is in process for Latin America  An additional 767-300 will be available for service in December  First of four 757 combis projected to replace DC-8 combis with U.S. military under new award  One 757-200 freighter to be deployed into DHL’s U.S. network in 4Q, replacing 727

Non-GAAP Reconciliation Statement

Reconciliation Stmt. ($ in 000s)	1Q09	2Q09	3Q09	4Q09	1Q10	2Q10	3Q10	4Q10	1Q11	2Q11	3Q11	4Q11	1Q12	2Q12
GAAP Pre-tax Earnings (Loss) from Continuing Operations	$ 13,193	$ 9,872	$ 4,647	$ 17,646	$ 10,784	$ 15,898	$ 16,670	$ 19,965	$ 4,590	$ 19,657	$ (6,666)	$ 23,279	$ 10,743	$ 18,171
Severance & Retention	(4,517)	-	-	(12,210)	(3,549)	-	-	-	-	-	-	-	-	-
Derivative Gain, Credit Agrmt. Term.	-	-	-	-	-	-	-	-	6,802	(360)	1,881	(556)	(460)	(202)
Impairment Charges	-	-	-	-	-	-	-	-	-	-	27,144	-	-	-
Adj. Pre-tax Earnings - Cont. Oper.	$ 8,676	$ 9,872	$ 4,647	$ 5,436	$ 7,235	$ 15,898	$ 16,670	$ 19,965	$ 11,392	$ 19,297	$ 22,359	$ 22,723	$ 10,283	$ 17,969
Interest Income	(178)	(129)	(74)	(68)	(73)	(85)	(83)	(75)	(66)	(33)	(29)	(51)	(28)	(38)
Interest Expense	7,646	7,166	6,236	5,833	5,189	4,594	4,641	4,251	4,103	3,537	3,304	3,237	3,547	3,671
Depreciation and amortization	21,473	20,927	19,954	21,610	20,800	21,752	22,758	22,284	22,371	23,878	22,616	22,198	20,300	21,514
Adjusted EBITDA from Cont. Oper.	$ 37,617	$ 37,836	$ 30,763	$ 32,811	$ 33,151	$ 42,159	$ 43,986	$ 46,425	$ 37,800	$ 46,679	$ 48,250	$ 48,107	$ 34,102	$ 43,116

Reconciliation Stmt. ($ in 000s except Ratios)	2008	2009	2010	2011
GAAP Pre-tax Earnings (Loss) from Continuing Operations	$ (56,619)	$ 45,358	$ 63,317	$ 40,860
Impairment Charges	91,241	-	-	27,144
Severance & Retention	(816)	(16,727)	(3,549)	-
Net Deriv. Loss and Credit Agrmt Term Termin.				7,767
Adjusted Pre-tax Earnings from Continuing Operations	$ 33,806	$ 28,631	$ 59,768	$ 75,771
Interest Income	(2,335)	(449)	(316)	(179)
Interest Expense	37,002	26,881	18,675	14,181
Depreciation and amortization	93,752	83,964	87,594	91,063
Adjusted EBITDA from Continuing Operations	$ 162,225	$ 139,027	$ 165,721	$ 180,836
Debt Obligations - end of period	$ 512,486	$ 377,427	$ 302,528	$ 346,904
Debt Obligations/Adjusted EBITDA Ratio	3.16	2.71	1.83	1.92

Adjusted Pre-Tax Earnings from Continuing Operations, Adjusted EBITDA from Continuing Operations and Debt Obligations/Adjusted EBITDA Ratio are non-GAAP financial measures and should not be considered alternatives to net income or any other performance measure derived in accordance with GAAP. Adjusted Pre-Tax Earnings from Continuing Operations excludes the results from Severance & Retention Activities, unrealized gains or losses in derivative instruments, impairment charges for aircraft, goodwill & intangibles, and costs from termination of credit agreements. Adjusted EBITDA from Continuing Operations is defined as EBITDA (Pretax Earnings (loss) from Continuing Operations Before Income Taxes minus Interest Income, plus Interest Expense and plus Depreciation and Amortization) excluding results from Severance & Retention Activities, unrealized gains or losses in derivative instruments, impairment charges for aircraft, goodwill & intangibles, and costs from termination of credit agreements. Debt Obligations/Adjusted EBITDA Ratio is defined as Debt Obligations (Long-term Debt Obligations plus Current Portion of Debt Obligations at end of period) divided by Adjusted EBITDA from Continuing Operations.

Management uses these adjusted financial measures in conjunction with GAAP finance measures to monitor and evaluate its performance, including as a measure of financial strength. Adjusted Pre-tax Earnings, Adjusted EBITDA and Debt Obligations/Adjusted EBITDA Ratio should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as alternative measures of liquidity.